Exhibit 99.1

Investor Contact: Michael J. Carlotti	Media Contact: Laura Olson-Reyes
(702) 584-7995	(702) 584-7742
mcarlotti@ballytech.com	lolson-reyes@ballytech.com

BALLY TECHNOLOGIES, INC. REPORTS FIRST QUARTER 2012 RESULTS

•                  FIRST QUARTER REVENUE UP 14 PERCENT TO $195 MILLION WITH DILUTED EPS OF $0.45

•                  THIRD SEQUENTIAL RECORD QUARTERLY GAMING OPERATIONS REVENUE

•                  WIDE-AREA PROGRESSIVE INSTALLED BASE GROWS 23 PERCENT

•                  PURCHASES $36 MILLION WORTH OF COMMON STOCK SINCE JUNE 30, 2011

•                  EXPECTS TO ACHIEVE FISCAL 2012 DILUTED EPS OF $2.20 TO $2.45

LAS VEGAS, October 26, 2011 — Bally Technologies, Inc. (NYSE: BYI), a leader in slots, video machines, casino management, interactive and mobile  applications, and networked systems for the global gaming industry, announced today diluted earnings per share (“Diluted EPS”) of $0.45 on revenue of $195 million for the three months ended September 30, 2011.

“Our investments of recent years are beginning to pay off with good revenue growth across all three divisions and strong customer interest in a variety of our new games and systems products,” said Richard M. Haddrill, the Company’s Chief Executive Officer.  “We have many exciting initiatives to be accomplished this year and are diligently focused on exceeding customer expectations.  We continue to focus on and invest in growth opportunities in a number of domestic and international jurisdictions.”

“During the quarter, we allocated free cash flow to a number of sources including our gaming operations footprint through incremental wide-area progressive placements and build-out of units for Resorts World New York, debt reduction, repurchases of our common stock, and the acquisition of MacroView Labs,” said Neil Davidson, the Company’s Chief Financial Officer.  “This quarter represents the 16th quarter in a row that we have repurchased stock.  Since June 30, 2011, we purchased approximately 1.2 million shares of common stock for $36 million at $29.07 per share, of which $31 million was in our first quarter.”

As of today, the Company has $64 million available under the terms of its credit agreement for share repurchases for the remainder of fiscal 2012, and $116 million available under its Board-authorized share repurchase plan.  However, under the terms of the Company’s credit agreement, there are no limitations on share repurchases when the Company’s debt to Adjusted EBITDA ratio is less than 2.0 times.  The Company’s debt to Adjusted EBITDA ratio improved to 2.04 times as of September 30, 2011.  Total debt decreased by approximately $9 million since June 30, 2011.

First Quarter Fiscal Year 2012 Highlights

	Three Months Ended September 30,
	2011	% Rev	2010	% Rev
	(dollars in millions, except per share amounts)
Revenues:
Gaming Equipment	$64.4	33%	$51.0	30%
Gaming Operations	85.0	44%	79.2	46%
Systems	45.6	23%	40.6	24%
Total revenues	$195.0	100%	$170.8	100%

Gross Margin:
Gaming Equipment (1)	$28.4	44%	$24.9	49%
Gaming Operations	60.7	71%	57.0	72%
Systems (1)	34.5	76%	29.7	73%
Total gross margin	$123.6	63%	$111.6	65%

Selling, general and administrative	$57.2	29%	$51.6	30%
Research and development costs	23.4	12%	21.4	13%
Depreciation and amortization	5.6	3%	4.6	3%
Operating income	$37.4	19%	$34.0	20%
Adjusted EBITDA	$59.1		$57.8
Diluted EPS from continuing operations	$0.45		$0.40

(1)          Gross Margin from Gaming Equipment and Systems excludes amortization related to certain intangibles, including core technology and license rights, which are included in depreciation and amortization.

	Three Months Ended September 30,
	2011	2010
Operating Statistics
New gaming devices	3,399	2,823
New unit Average Selling Price (“ASP”)	$16,624	$15,685

	As of September 30,
	2011	2010
End-of-period installed base:
Game-monitoring units	408,000	388,000
Customer sites	628	596

Linked progressive systems	1,181	963
Rental and daily-fee games	14,466	12,916
Lottery systems	8,418	7,966
Centrally determined systems	48,125	49,070

“We placed 120 incremental wide-area progressive units during the quarter, which helped to set another all-time quarterly gaming operations revenue record,” said Ramesh Srinivasan, the Company’s President and Chief Operating Officer. “We are particularly pleased with the feedback received from customers at this year’s Global Gaming Expo (“G2E”), where we showcased a significant depth of compelling new game content, as well as systems solutions with proven return-on-investment for gaming operators.  Interest in our new games and cabinets, activity for competitive system replacements, and excitement about iVIEW DM™ have all picked up since G2E.”

Highlights of Certain Results for the Three Months Ended September 30, 2011

Overall

•                  Total revenue increased 14 percent to $195 million as compared with $171 million last year.

•                  Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, including share-based compensation), a non-GAAP financial measure, increased to $59 million as compared with $58 million last year.

•                  Selling, general and administrative expenses (“SG&A”) declined to 29 percent of total revenues from 30 percent last year.  SG&A increased $6 million primarily due to increases in payroll, regulatory and legal, and other infrastructure expenses to support key new markets and an increase in bad debt.

•                  Research and development expenses (“R&D”) decreased to 12 percent of total revenues as compared with 13 percent last year.

•                  Operating income increased 10 percent to $37 million compared with $34 million last year.

•                  Operating margin declined to 19 percent from 20 percent last year.

•                  Diluted EPS from continuing operations increased to $0.45 from $0.40 last year.

Gaming Equipment

•                  Revenues increased by 26 percent to $64 million as compared with $51 million last year, driven by higher unit sales and ASP.

•                  ASP of new gaming devices increased by six percent to $16,624 per unit from $15,685 last year, primarily as a result of product mix and an increase in ASP from international sales.

•                  New-unit sales to international customers were 31 percent of total new-unit shipments as compared with 29 percent last year.

•                  Gross margin decreased to 44 percent from 49 percent last year, primarily due to higher costs for the initial production runs of the Pro Curve™ and Pro V32™ cabinets, which were released in the back half of fiscal 2011, as well as higher costs due to the mix of royalty-based new-unit game sales and conversion-kit sales.

Gaming Operations

•                  Revenues increased to a quarterly record of $85 million as compared with $79 million last year, driven by placement of new premium games throughout the quarter and the performance of the Company’s linked progressive systems installed base and lottery systems installed base.

•                  Gross margin remained relatively consistent at 71 percent compared to 72 percent last year.

Systems

•                  Revenues increased by 12 percent to $46 million as compared with $41 million last year, due to increases in software and services and maintenance revenues.

•                  Maintenance revenues increased to a record $18 million as compared with $16 million last year.

•                  Gross margin increased to 76 percent from 73 percent last year, primarily as a result of the change in mix of products sold and an increase in maintenance revenues. Specifically, hardware sales were 28 percent of systems revenues, and software and service sales were 33 percent, as compared to 38 percent for hardware and 23 percent for software and services in the same period last year.

Fiscal 2012 Business Update

“We signed several large contracts recently which have improved our long-term visibility, allowing us to better gauge the back half of fiscal 2012,” Davidson said.  “The large contract wins of late have resulted in the highest value of systems deals closed in our history, but there are still several months of planning to be done on a few of these implementations before we begin to generate meaningful revenues.  With the increased visibility, we are comfortable establishing an upper end to our Diluted EPS expectations for the remainder of fiscal 2012.  Accordingly, we now expect fiscal 2012 Diluted EPS of $2.20 to $2.45.”

The Company has provided this earnings guidance for fiscal 2012 to give investors general information on the overall direction of its business at this time. The guidance provided is subject to numerous uncertainties, including, among others, overall economic and capital-market conditions, the market for gaming devices and systems, changes in gaming legislation, the timing of new jurisdictions and casino openings, the timing and completion of new systems installations, competitive product introductions, complex revenue-recognition rules related to the Company’s business, and assumptions about the Company’s new product introductions and regulatory approvals.  The Company does not intend and undertakes no obligation to update its forward-looking statements, including forecasts, potential opportunities for growth in new and existing markets, and future prospects for proposed new products.  Accordingly, the Company does not intend to update guidance during the quarter.  Additional information about the factors that could potentially affect the Company’s financial results included in today’s press release can be found in the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q.

Non-GAAP Financial Measures

The following table reconciles the Company’s income from continuing operations, net of tax attributable to Bally Technologies, Inc., as determined in accordance with generally accepted accounting principles (“GAAP”), to Adjusted EBITDA:

	Three Months Ended
	September 30,
	2011	2010
	(in 000s)
Income from continuing operations, net of tax	$20,392	$22,192
Interest expense, net	3,273	1,914
Income tax expense	11,853	12,285
Depreciation and amortization	20,209	18,124
Share-based compensation	3,392	3,284
Adjusted EBITDA	$59,119	$57,799

Adjusted EBITDA  is a supplemental non-GAAP financial measure used by the Company’s management and by some industry analysts to evaluate the Company’s ability to service debt, and is used by some investors and financial analysts in the gaming industry in measuring and comparing Bally’s leverage, liquidity, and operating performance to other gaming companies.  Adjusted EBITDA should not be considered an alternative to operating income or net cash from operations as determined in accordance with GAAP.  Not all companies calculate Adjusted EBITDA the same way, and the Company’s presentation may be different from those presented by other companies.

Earnings Conference Call and Webcast

As previously announced, the Company is hosting a conference call and webcast today at 4:30 p.m. EDT (1:30 p.m. PDT). The conference-call dial-in numbers are 800-920-8624 or 617-597-5430 (International); passcode “Bally”.  The webcast can be accessed by visiting BallyTech.com and selecting Investor Relations.  Interested parties should initiate the call and webcast process at least five minutes prior to the beginning of the presentation.  For those who miss this event, an archived version will be available at BallyTech.com until November 26, 2011.

About Bally Technologies, Inc.

With a history dating back to 1932, Las Vegas-based Bally Technologies designs, manufactures, operates, and distributes advanced technology-based gaming devices and systems worldwide, as well as interactive and mobile solutions.  Bally’s product line includes reel-spinning slot machines, video slot machines, wide-area progressives, and Class II, lottery, and central determination games and platforms.  Bally also offers an array of casino management, slot accounting, bonusing, cashless, and table-management solutions.  Additional Company information, including the Company’s investor presentation, can be found at BallyTech.com. Connect with Bally on Facebook, Twitter, YouTube and LinkedIn.

This news release may contain “forward-looking” statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created thereby.  Forward looking-statements are subject to change and involve risks and uncertainties that could significantly affect future results, including those risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  Although the Company believes any expectations expressed in any forward-looking statements are reasonable, future results may differ materially from those expressed in any forward-looking statements.  The Company undertakes no obligation to update the information in this press release except as required by law and represents that the information speaks only as of today’s date.

— BALLY TECHNOLOGIES, INC. —

BALLY TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

	Three Months Ended
	September 30,
	2011	2010
	(in 000s, except per share amounts)
Revenues:
Gaming equipment and systems	$110,013	$91,588
Gaming operations	84,954	79,220
	194,967	170,808
Costs and expenses:
Cost of gaming equipment and systems (1)	47,101	36,957
Cost of gaming operations	24,232	22,222
Selling, general and administrative	57,222	51,614
Research and development costs	23,386	21,384
Depreciation and amortization	5,635	4,627
	157,576	136,804
Operating income	37,391	34,004
Other income (expense):
Interest income	1,324	1,119
Interest expense	(4,597)	(3,033)
Other, net	(1,856)	1,847
Income from continuing operations before income taxes	32,262	33,937
Income tax expense	(11,853)	(12,285)
Income from continuing operations	20,409	21,652
Loss on sale of discontinued operations, net of tax	—	(403)
Net income	20,409	21,249
Less net income (loss) attributable to non-controlling interests	17	(540)
Net income attributable to Bally Technologies, Inc.	$20,392	$21,789
Basic earnings per share attributable to Bally Technologies, Inc.:
Income from continuing operations	0.47	0.42
Loss on sale of discontinued operations	—	(0.01)
Basic earnings per share	$0.47	$0.41
Diluted earnings per share attributable to Bally Technologies, Inc.:
Income from continuing operations	0.45	0.40
Loss on sale of discontinued operations	—	(0.01)
Diluted earnings per share	$0.45	$0.39
Weighted average shares outstanding:
Basic	43,708	53,676
Diluted	45,567	56,032
Amounts attributable to Bally Technologies, Inc.:
Income from continuing operations, net of tax	$20,392	$22,192
Loss on sale of discontinued operations, net of tax	—	(403)
Net income	$20,392	$21,789

(1) Cost of gaming equipment and systems excludes amortization related to certain intangibles, including core technology and license rights, which are included in depreciation and amortization.

BALLY TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2011 AND JUNE 30, 2011

	September 30, 2011	June 30, 2011
	(in 000s, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$61,937	$66,425
Restricted cash	8,888	8,419
Accounts and notes receivable, net of allowances for doubtful accounts of $12,478 and $11,059	221,722	235,246
Inventories	73,804	68,634
Prepaid and refundable income tax	14,890	36,332
Deferred income tax assets	28,986	29,318
Deferred cost of revenue	12,368	13,795
Prepaid assets	13,928	10,524
Other current assets	5,673	4,984
Total current assets	442,196	473,677
Restricted long-term investments	12,801	12,485
Long-term accounts and notes receivables, net of allowances for doubtful accounts of $561 and $507	50,147	46,659
Property, plant and equipment, net of accumulated depreciation of $52,782 and $51,570	31,980	33,266
Leased gaming equipment, net of accumulated depreciation of $182,708 and $176,137	108,167	96,691
Goodwill	168,893	162,110
Intangible assets, net	35,436	34,865
Deferred income tax assets	14,083	12,120
Income tax receivable	12,047	10,972
Deferred cost of revenue	22,143	23,193
Other assets, net	20,161	21,356
Total assets	$918,054	$927,394
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,334	$38,411
Accrued and other liabilities	60,549	58,295
Customer deposits	4,610	4,930
Jackpot liabilities	8,573	11,894
Deferred revenue	30,956	28,900
Income tax payable	3,756	3,033
Current maturities of long-term debt	15,165	15,153
Total current liabilities	157,943	160,616
Long-term debt, net of current maturities	491,500	500,250
Deferred revenue	36,548	34,788
Other income tax liability	10,731	9,321
Other liabilities	16,943	7,827
Total liabilities	713,665	712,802
Commitments and contingencies
Stockholders’ equity:
Special stock, 10,000,000 shares authorized: Series E, $100 liquidation value; 115 shares issued and outstanding	12	12
Common stock, $.10 par value; 100,000,000 shares authorized; 61,713,000 and 61,541,000 shares issued and 43,512,000 and 44,397,000 outstanding	6,166	6,149
Treasury stock at cost, 18,201,000 and 17,144,000 shares	(665,574)	(634,268)
Additional paid-in capital	448,365	442,713
Accumulated other comprehensive loss	(10,386)	(3,064)
Retained earnings	424,139	401,363
Total Bally Technologies, Inc. stockholders’ equity	202,722	212,905
Non-controlling interests	1,667	1,687
Total stockholders’ equity	204,389	214,592
Total liabilities and stockholders’ equity	$918,054	$927,394